Exhibit 99.1
July 16, 2003

FOR IMMEDIATE RELEASE                  Contact:  John I. Jelavich, President/CEO
                                                 (530) 674-6025

                    California Independent Bancorp Announces
                     Second Quarter and Year to Date Results

Yuba City, California . . . California Independent Bancorp (NASDAQ: CIBN), the holding company for Feather River State Bank, today announced financial results for the second quarter ended June 30, 2003. Net income for the quarter was $818,000, or $0.37 diluted earnings per share, compared to $812,000, or $0.36 diluted earnings per share, recorded for the second quarter last year. Total assets at June 30, 2003 were $377.6 million, an increase of $52.2 million, or 16.0%, over total assets of $325.4 million at June 30, 2002.

For the six months ended June 30, 2003, the Company reported net income of $1,924,000, or $0.87 diluted earnings per share, an increase of $366,000, or 23.5%, over net income of $1,558,000, or $0.70 diluted earnings per share, for the six months ended June 30, 2002. The provision for loan and lease losses was $10,000 for the six months ended June 30, 2003, a decrease of $290,000 compared to the same period a year ago. Noninterest income was $1,416,000, for the six months ended June 30, 2003, an increase of $197,000, or 16.2%, compared to the six months a year ago. Noninterest expense was $6,012,000, a decrease of 1.0% from noninterest expense of $6,072,000 from the same period a year ago.

Total loans and leases at June 30, 2003 were $205.2 million, an increase of $4.1 million, or 2.1%, from loans and leases of $201.1 million at June 30, 2002. In today's economic environment, the Bank continues its emphasis on credit quality with high underwriting standards while maintaining competitive pricing. Securities increased $43.0 million from a year ago. The increase is due to the availability of excess funds from strong deposit growth, and pre-payment of certain loan participations. Total deposits were $310.7 million at June 30, 2003, an increase of $39.3 million, or 14.5%, from total deposits of $271.5 million at June 30, 2002. The Company continues to be diligent on asset quality. Nonperforming loans were 1.1% of total loans and leases outstanding and net charge-offs year-to-date were 0.3% of average loans and leases outstanding. The allowance for loan and lease losses was $5,963,000 at June 30, 2003, or 2.9% of total loans and leases outstanding.

Net interest income for the second quarter 2003 fell 7.8% to $3,643,000 from $3,951,000 recorded in the second quarter last year. The drop in net interest income was due to compression of the Bank's net interest margin, which was 4.35% for the current year's second quarter compared to 5.38% for the second quarter a year ago. "There's no question that we've felt the impact of our net interest margin compression on our bottom line. In this current low interest rate environment it is difficult to maintain our historical spread between the yields on our earning assets and rates paid on interest bearing liabilities. We continue to monitor our asset and liability sensitivity, and the composition of our earning assets," commented Kevin Watson, Chief Financial Officer. Noninterest income for the second quarter 2003 was $597,000 compared to $620,000 for second quarter 2002. Noninterest expense was $2,992,000 compared to $3,138,000 from the same period a year ago.

During the second quarter, the Company continued to execute its stock repurchase plan buying 52,442 shares of its common stock. The Company has repurchased 83,384 shares year-to-date.

John Jelavich, President and CEO commented, "We are pleased with the results of the first six months of 2003, although the second quarter was not as strong as the first. Our core business continues to expand as we execute our business plan of growing the Bank with relationship customers. We continue to make steady progress in building our concentrations of business and home equity product lines as a percentage of total loans. Our branch sales force has been very

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effective in the development of new business with our innovative products backed by a keen promotional campaign. As the second quarter came to an end we accelerated our plan for future growth opportunities within our existing geographical footprint. I am confident that we will continue to build on our solid foundation for the future benefit of our shareholders, customers, and employees."

Feather River State Bank has nine branches in Yuba City, Marysville, Colusa, Arbuckle, Wheatland, Woodland, Lincoln, and Roseville, California serving Sutter, Yuba, Colusa, Yolo, and Placer counties.


Forward-looking  statements - The Private  Securities  Litigation  Reform Act of
1995:

Certain statements contained in this release are forward-looking statements that are subject to risk and uncertainty. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. A number of factors -- many of which are beyond California Independent Bancorp's ("Company") control -- could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. No assurances can be given that the Bank will continue to improve its efficiencies of operations. The Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarter ended March 31, 2003, describe some of these factors, including certain credit, market, operational, liquidity, and interest rate risks associated with the Company's business and operations. Other factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarter ended March 31, 2003, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation. There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company's business, results of operations and financial condition. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.






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                                           California Independent Bancorp and Subsidiaries
                                                       Selected Financial Data
                                                             Unaudited
                                                 Second Quarter 2003 Earnings Release
                                             (Dollars in thousands except per share data)

Consolidated Statement of Financial Condition Data:
                                                                             As of                     As of
Assets                                                                  June 30, 2003             June 30, 2002
                                                                        ----------------          ---------------
       Cash and Due From Banks                                                  $15,486                   $15,217
       Federal Funds Sold                                                             -                         -

       Investment Securities Held-to-Maturity                                     2,440                     2,435
       Investment Securities Available-for-Sale                                 137,140                    94,016
       -------------------------------------------------------------------------------------------------------------
       Total Investments                                                        139,580                    96,451

       Loans and Leases                                                         205,208                   201,059
           Less: Allowance for Loan and Lease Losses                             (5,963)                   (5,817)
       -------------------------------------------------------------------------------------------------------------
       Net Loans and Leases                                                     199,245                   195,242

       Premises and Equipment, Net                                                6,550                     6,911
       Other Real Estate                                                          2,729                       698
       Interest Receivable and Other Assets                                      13,962                    10,881
       =============================================================================================================

       TOTAL ASSETS                                                            $377,552                  $325,400


Liabilities
       Deposits:
         Noninterest-Bearing                                                    $70,943                   $58,773
         Interest-Bearing                                                       239,767                   212,685
       -------------------------------------------------------------------------------------------------------------
       Total Deposits                                                           310,710                   271,458

       Other Interest-Bearing Liabilities                                        23,707                    21,610
       Accrued Interest Payable & Other Liabilities                               5,121                     3,663
       Trust Preferred Securities                                                10,000                         -
       -------------------------------------------------------------------------------------------------------------
       Total Liabilities                                                        349,538                   296,731

Shareholders' Equity
       Common Stock, No Par Value - Share Authorized -
       20,000,000, Shares Issued and Outstanding - 2,073,911
       at June 30, 2003 and 2,223,241 at June 30, 2002.                          20,325                    22,323


       Retained Earnings                                                          6,978                     5,574
       Debt Guarantee of ESOP                                                       (80)                     (120)
       Accumulated Other Comprehensive Income                                       791                       892
       -------------------------------------------------------------------------------------------------------------
       Total Shareholders' Equity                                                28,014                    28,669
       =============================================================================================================

       Total Liabilities & Shareholders' Equity                                $377,552                  $325,400

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


                                   California Independent Bancorp and Subsidiaries
                                               Selected Financial Data
                                                      Unaudited
                                         Second Quarter 2003 Earnings Release
                                     (Dollars in thousands except per share data)


                                                                           Six months ended June 30,  Three months ended June 30,
                                                                           -------------------------  ---------------------------
                                                                              2003            2002        2003           2002
Consolidated Statement of Income Data:

       Interest and Fee Income                                                  $10,350         $9,948      $5,010         $5,124
       Interest Expense                                                           2,763          2,338       1,367          1,173
       ----------------------------------------------------------------------------------------------------------------------------
       Net Interest Income                                                        7,587          7,610       3,643          3,951

       Provision for Loan and Lease Losses                                           10            300           -            150
       ----------------------------------------------------------------------------------------------------------------------------
       Net Interest Income After Provision for Loan and Lease Losses              7,577          7,310       3,643          3,801

       Noninterest Income                                                         1,416          1,219         597            620
       Noninterest Expense:
         Salaries and Employee Benefits                                           3,393          3,452       1,673          1,774
         Occupancy, Furniture and Equipment                                       1,061          1,044         542            529
         Other Operating Expense                                                  1,558          1,576         777            835
       ----------------------------------------------------------------------------------------------------------------------------
       Total Noninterest Expense                                                  6,012          6,072       2,992          3,138

       Income Before Provision for Income Taxes                                   2,981          2,457       1,248          1,283
       Provision for Income Taxes                                                 1,057            899         430            471
       ============================================================================================================================
       Net Income                                                                 1,924          1,558         818            812

Earnings Per Share
       Basic Earnings Per Share                                              $     0.90      $    0.70    $   0.39           0.37
       Diluted Earnings Per Share                                            $     0.87      $    0.70    $   0.37           0.36
       Basic Weighted Average Shares Outstanding                              2,129,514      2,221,827   2,111,160      2,222,457
       Diluted Weighted Average Shares Outstanding                            2,206,814      2,234,188   2,193,550      2,228,499


       Net Interest Margin                                                        4.52%          5.27%       4.35%          5.38%


Basic and diluted earnings per share, and the weighted average shares, have been adjusted for the six months and three months ended June 30, 2002 to reflect the 5% stock dividend distributed on September 20, 2002.
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